                                                                    EXHIBIT 23.3

                        CONSENT OF KPMG PEAT MARWICK LLP

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Suiza Foods Corporation (File No. 333-29207) and the related prospectus of our report dated August 23, 1996, with respect to the consolidated balance sheets of Garrido & Compania, Inc. and Subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, appearing in the final prospectus of Suiza Foods Corporation dated January 22, 1997 and filed with the Securities and Exchange Commission on January 23, 1997 (File No. 333-18263), and to the reference to us under the heading "Experts" in this Prospectus which is part of such Registration Statement.

                                                           KPMG PEAT MARWICK LLP


San Juan, Puerto Rico
August 21, 1997